UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Friday, April 29, 2016, an accident occurred with an Airbus Helicopters EC225LP (also known as a H225) model helicopter operated by another helicopter company, which resulted in a crash near Turøy outside of Bergen, Norway. The aircraft was carrying eleven passengers and two crew members at the time of the accident. Thirteen fatalities were reported. The cause of the accident is not yet known and is under investigation by authorities in Norway.

Bristow Group Inc. (the “Company”) operates a total of twenty-seven H225 model aircraft worldwide as follows:

•	Five H225 model aircraft registered in Norway;

•	Thirteen H225 model aircraft registered in the United Kingdom; and

•	Nine H225 model aircraft registered in Australia.

The Norwegian Civil Aviation Authority issued a safety directive on April 29, 2016, requiring operators to suspend public transport flights and commercial air transport operations of all Airbus Helicopters EC225LP model aircraft registered in, or flying in or offshore of, Norway. The safety directive permits continued search and rescue flights of the affected aircraft in Norway for the purpose of saving life. As a result, the Company will continue to operate four H225 model aircraft in Norway solely for search and rescue missions, but the Company will not be operating a fifth H225 model aircraft in Norway until further notice.

The United Kingdom Civil Aviation Authority also issued a safety directive on April 29, 2016, requiring operators to suspend public transport flights and commercial air transport operations of all Airbus Helicopters EC225LP model aircraft registered in, or flying in or offshore of, the United Kingdom. As a result, the Company will not be operating a total of thirteen H225 model aircraft registered in the United Kingdom until further notice.

The Company has also suspended operations of six of its nine H225 model aircraft in Australia. The Company will continue to operate up to three H225 model aircraft in Australia solely for search and rescue missions.

The Company’s other aircraft, including search and rescue, continue to operate globally. The Company expects to increase utilization of other in-region aircraft and implement contingency plans designed to identify other available aircraft that can be safely and quickly mobilized to minimize or eliminate the impact on our clients’ critical operations. It is too early to determine whether the accident will have a material impact on the Company.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Our forward-looking statements reflect our views and assumptions on the date of this current report regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include statements discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year-ended March 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: May 2, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary